SECURITIES PURCHASE AGREEMENT


                           Dated as of March 12, 1998


                                     between

                                MALVIN L. ALGOOD
                                RUSSELL E. ALGOOD
                                 JOHN G. ALGOOD
                                  JANET ALGOOD
                                  SHIRLEY COOK
                                 STEVEN H. COOK
                       JEFFERY J. ALGOOD IRREVOCABLE TRUST
                        DAVID R. ALGOOD IRREVOCABLE TRUST
                       STUART R. ALGOOD IRREVOCABLE TRUST

                                       and

                               CIHC, INCORPORATED





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                                TABLE OF CONTENTS

Section                                                                   Page
-------                                                                   ----

     1.  Definitions.....................................................  1

     2.  The Purchase of Securities......................................  4

     3.  Conditions Precedent
         3.1.  Conditions to the Purchase................................  5

     4.  Representations and Warranties of the Purchaser
         4.1.  Organization..............................................  6
         4.2.  Due Execution, Delivery and Performance
                             of the Agreement............................  6
         4.3.  Investment Representation.................................  7

     5.  Representations and Warranties of the Company
         5.1.  Enforceable Obligations...................................  7
         5.2.  Ownership of Securities; All Securities...................  8
         5.3.  No Litigation ............................................  8
         5.4.  Broker's or Finder's Fees ................................  8

     6.  Securities Law Matters..........................................  8

     7.  Miscellaneous
         7.1.  Press Releases............................................  8
         7.2.  Expenses..................................................  9
         7.3.  Indemnification...........................................  9
         7.4.  Assignment................................................  9
         7.5.  Remedies..................................................  10
         7.6.  Waiver of Jury Trial......................................  10
         7.7.  Arbitration...............................................  10
         7.8.  Severability..............................................  10
         7.9.  Parties...................................................  10
         7.10. Conflict of Terms.........................................  10
         7.11. Governing Law.............................................  10
         7.12. Notices...................................................  11
         7.13. Survival..................................................  12
         7.14. Section Titles............................................  12
         7.15. Counterparts..............................................  12


EXHIBIT A - COPY OF DEBENTURES
EXHIBIT B - FORM OF COMPANY  SECURITIES  PURCHASE  AGREEMENT
EXHIBIT C - FORM OF REAL ESTATE  PURCHASE  AGREEMENT


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EXHIBIT D - FORM OF  EMPLOYMENT  AGREEMENT FOR MALVIN ALGOOD
EXHIBIT E - FORM OF EMPLOYMENT AGREEMENT FOR RUSSELL ALGOOD














                                       ii

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                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT, dated as of March 12, 1998 by and among MALVIN L. ALGOOD, RUSSELL E. ALGOOD, JOHN G. ALGOOD, JANET ALGOOD, SHIRLEY COOK, STEVEN H. COOK, JEFFERY J. ALGOOD IRREVOCABLE TRUST, DAVID R. ALGOOD IRREVOCABLE TRUST and STUART R. ALGOOD IRREVOCABLE TRUST (the "Sellers") and CIHC, INCORPORATED, a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and conditions hereinafter provided, the Sellers have agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Sellers, $4,750,000 of 12% Subordinated Convertible Notes of General Acceptance Corporation, a Delaware corporation (the "Company"), copies of which are attached hereto as Exhibit A (the "Debentures") convertible into shares of Common Stock, no par value, of the Company (the "Common Stock") and 3,814,000 shares of Common Stock held by the Sellers for $.30 per share (the Debentures and the Common Stock are together referred to herein as the "Securities").

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

I.       DEFINITIONS

         In addition to the defined terms appearing above, capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings when used herein:

         "Affiliate"  shall mean,  with  respect to any Person,  (i) each Person that, directly or indirectly, owns or controls, whether of record or beneficially, or as a trustee, guardian or other fiduciary, 5 percent or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or (iii) each of such Person's officers, directors and general partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition the Purchaser shall not be deemed to be an Affiliate of the Company or any of the Affiliates of the Company

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

by reason of the purchase of the Debentures.

         "Agreement" shall mean this Securities Purchase Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this Securities Purchase Agreement as the same may be in effect at the time such reference becomes operative.

         "Ancillary Agreements" shall mean any supplemental agreement, undertaking, instrument, document or other writing executed by the Sellers, the Company or any of its Subsidiaries or by any of their Stockholders as a condition to purchasing any of the Securities under this Agreement or otherwise in connection herewith, including, without limitation, the Real Estate Purchase Agreement and the Company Securities Purchase.

         "Board" shall mean the Company's Board of Directors.

         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Indiana.

         "Closing Date" shall mean that date upon which the Closing occurs and shall be a date agreed upon between the Company and the Purchaser and "Closing" shall mean the moment on the Closing Date on which the purchase and sale of the Securities is made.

         "Company Securities Purchase Agreement" shall mean the Securities Purchase Agreement by and among Purchaser and the Company, in substantially the form attached hereto as Exhibit B.

         "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), but not including accounts payable and other obligations to trade creditors and normal operating expenses characterized as liabilities incurred in the ordinary course of business, (ii) all obligations evidenced by notes, bonds, debentures or similar


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instruments  (except  where  such  instruments  evidence  repayment  of  amounts referred to in subparagraph (i)), (iii) all Capital Lease Obligations, and (iv) in the case of the Company, the Debentures.

         "Licenses" shall have the meaning assigned to such term in Section 5.19; individually a "License."

         "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, Charge, claim, security interest, easement or encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any Capital Lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Material Adverse Effect" shall mean any material adverse effect on the business, assets, operations, or financial or other condition or prospects of the Company or any of its Subsidiaries.

         "Obligations" shall mean any principal, interest, premium, penalties, fees and other liabilities and obligations due under the documentation governing any Indebtedness (including interest after the commencement of any bankruptcy, insolvency, rehabilitation, liquidation, conservation, supervision or similar proceedings).

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Real Estate Purchase Agreement" shall mean the Real Estate Purchase Agreement by and among the Company and Russell E. Algood in substantially the form attached hereto as Exhibit C.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Senior Indebtedness" shall mean all Indebtedness under the Financing Agreements whether or not existing or hereinafter incurred and whether fixed or contingent.


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         "Stock" shall mean all shares,  options,  warrants,  general or limited partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of 50 percent or more of the outstanding Stock (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of 50 percent or more.

         "Transactions" shall mean the purchase and sale of the Securities as described in the recitals to this Agreement, and all transactions related or incidental thereto.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied and consistent with the Financials. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

         The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement. As used herein, the word "or" is not exclusive.

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the


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neuter.

II.      THE PURCHASE OF SECURITIES

         Subject to the terms and conditions herein, on the Closing Date, the Purchaser agrees to purchase from the Sellers, and the Sellers agree, jointly and severally, to sell to the Purchaser, the Debentures for an aggregate purchase price of $4,750,000 (General Acceptance Corporation will pay the accrued interest up to the Closing Date). Copies of the Debentures are attached hereto as Exhibit A. Subject to the terms and conditions herein, on the Closing Date, the Purchaser agrees to purchase from the Sellers, and the Sellers agree, jointly and severally, to sell to the Purchaser an aggregate of 3,814,000 shares of Common Stock for $.30 per share; provided, however, that in the event Purchaser, or any of its affiliates purchases shares of Common Stock for more than $.30 per share after the date hereof and until such time as Purchaser and its affiliates owns 100% of the outstanding Common Stock, if ever, Purchaser shall pay the Sellers an additional aggregate amount equal to the number of shares of Common Stock purchased pursuant to this Agreement times the amount by which the highest price per share paid by Purchaser for shares of Common Stock exceeds $.30 per share. The Closing shall take place in Indianapolis, Indiana on the Closing Date. On the Closing Date, the Sellers will deliver to the Purchaser the Securities, against delivery by the Purchaser of the purchase price to the Sellers in immediately available funds.

III.  CONDITIONS PRECEDENT

         3.1. Conditions to the Purchase. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Purchaser hereunder, the Sellers shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and the Purchaser shall not be obligated to make the purchases of the Securities hereunder, unless and until each of the following conditions precedent shall have been fulfilled or waived by the Purchaser, and the Sellers shall have delivered, where applicable, in form and substance satisfactory to the Purchaser, and (unless otherwise indicated) each dated the Closing Date:

         (a) All of the representations and warranties of the Sellers contained in this Agreement or in any of the Ancillary Agreements shall be correct in all material respects as though made on and as of the Closing Date, except to the extent that any such representation or warranty expressly relates to an earlier date.


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         (b) The waiting  period (and any extension  thereof)  applicable to the transactions contemplated by this Securities Purchase Agreement under the Hart Scott Rodino Antitrust Improvement Act shall have been terminated or shall have otherwise expired.

         (c) Resolutions of the Board certified by the Secretary or Assistant Secretary of the Company, to be dated, duly adopted and in full force and effect as of the Closing Date, authorizing (i) the consummation of the Transactions and
(ii) specific officers to execute and deliver the Ancillary Agreements.

         (d) Certificate of Existence from the Indiana Secretary of State, dated the most recent practicable date prior to the Closing Date, showing that the Company is organized and in good standing in the State of Indiana.

         (e) Each consent, license and approval required in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the Ancillary Agreements, and the consummation of the Transactions; such consents, licenses and approvals shall be in full force and effect and be satisfactory in form and substance to the Purchaser.

         (f) A copy of the certificate of incorporation and all amendments thereto of each of the Company, General Acceptance Corporation Reinsurance, Limited and copies of their respective by-laws all of which shall be certified by the secretary or assistant secretary of each respective corporation as true and correct as of the Closing Date.

         (g) The closing of the transactions under the Company Securities Purchase Agreement.

         (h) The closing of the transactions under the Real Estate Purchase Agreement and resolution of issues related to the mortgage provided by First Chicago NBD National Bank in a manner satisfactory to Purchaser in its sole discretion.

         (i) The Debentures and 3,814,000 shares of Common Stock are free and clear of all Liens.

         (j) Employment Agreements for Malvin Algood and Russell Algood, copies of which are attached hereto as Exhibits D and E, respectively, shall have been terminated in exchange for full payment thereunder, and Malvin Algood and Russell Algood shall have resigned from all of their positions with the Company and its


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subsidiaries.

         (k) Agreement by General Electric Capital Corporation to amend the terms of its loan agreement with the Company which amendment shall be satisfactory to Purchaser in its sole discretion;

         (l) Such additional information and materials as the Purchaser may request.

IV.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser makes the following representations and warranties to the Sellers, each and all of which shall survive the execution and delivery of this Agreement and the Closing until the Securities are no longer held by the
Purchaser:

         4.1 Organization. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and it has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The Purchaser is a wholly owned subsidiary of Conseco, Inc.

         4.2 Due Execution, Delivery and Performance of the Agreement. The execution, delivery, and performance of this Agreement (i) have been duly authorized by all requisite corporate action by the Purchaser, and (ii) will not violate the Certificate of Incorporation or Bylaws of the Purchaser or any provision of any material indenture, mortgage, agreement, contract, or other instrument to which it is a party or by which it or any of its material properties or assets are bound, or be in conflict with, result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract, or other instrument. This Agreement is a legal, valid, and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

         4.3 Investment Representation. The Purchaser represents and warrants that it is purchasing the Securities for its own account, for investment purposes and not with a view to the distribution thereof. The Purchaser agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Securities (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any of the Securities), except in compliance with the Securities Act of


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1933,  as amended  (the "Act"),  the rules and  regulations  thereunder  and any applicable state securities laws.

V.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         To induce the Purchaser to purchase the Securities as herein provided, the Sellers, jointly and severally, make the following representations and warranties to the Purchaser, each and all of which shall survive the execution and delivery of this Agreement and the Closing:

         5.1. Enforceable Obligations. The execution, delivery and performance by the Sellers of this Agreement and the Ancillary Agreements and all instruments and documents to be delivered by the Sellers: (i) will not violate any law or regulation, including any and all Federal and state securities laws, or any order or decree of any court or governmental instrumentality; (ii) except as set forth on Schedule 5.1, will not, in any material respect, conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any of the Sellers is a party or by which any of the Sellers or any of their property is bound; and (iii) will not result in the creation or imposition of any Lien upon any of the Securities. Except as set forth on Schedule 5.1, no consent, waiver or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority), which has not been obtained as of the Closing Date is required in connection with the execution, delivery, performance by, or validity of this Agreement or the Ancillary Agreements. All such consents, waivers, authorizations and filings, except as set forth on Schedule 5.1, have been obtained or made. On or prior to the Closing Date, each of this Agreement and the Ancillary Agreements shall have been duly executed and delivered by each of the Sellers and each shall then constitute a legal, valid and binding obligation of the Sellers enforceable against the Sellers in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to the principles of public policy and any bankruptcy and insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limited to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar entity before which any proceeding thereafter may be brought.



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         5.2. Ownership of Securities; All Securities. The Sellers have good and marketable title to all of the Securities, free and clear of all Liens. The Securities include all of the securities of the Company owned by any of the Sellers.

         5.3. No Litigation. No material action, claim or proceeding is now pending or, to the knowledge of the Sellers, threatened against any of the Sellers, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators nor to the knowledge of any of the Sellers does a state of facts exist which is reasonably likely to give rise to such proceedings which questions the validity of any of this Agreement or the Ancillary Documents or any action taken or to be taken pursuant thereto.

         5.4. Broker's or Finder's Fee. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of any of the Sellers is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from the Company in connection with any of the transactions contemplated by this Agreement.

VI.  SECURITIES LAW MATTERS

         Each certificate or instrument representing the Securities shall bear a legend substantially in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER PURSUANT TO A SECURITIES PURCHASE AGREEMENT DATED APRIL 11, 1997 BY AND BETWEEN GENERAL ACCEPTANCE CORPORATION AND CAPITOL AMERICAN LIFE INSURANCE COMPANY, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, UNDER THE ACT, BASED ON AN OPINION LETTER OF COUNSEL REASONABLE SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

VII.  MISCELLANEOUS

         7.1. Press Releases. Except as required by applicable law, the Purchaser and the Sellers will not give notice to third parties


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or otherwise make any public statement or releases  concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by the other party, which approval shall not be unreasonably withheld.

         7.2. Expenses. The Sellers will pay their own costs and expenses and the Purchaser will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

         7.3. Indemnification. (a) The Sellers shall indemnify and hold harmless the Purchaser against and from any losses, claims, damages, liabilities or expenses ("Losses") insofar as the Losses (or actions in respect thereof) arise out of or are based upon the falsity or incorrectness as of the Closing Date of any representation or warranty of the Sellers contained in or made pursuant to this Agreement or any of the Ancillary Agreements. The Sellers shall also pay all reasonable attorneys' and accountants' fees and costs and court costs incurred by the Purchaser in enforcing the indemnification provided for in this
Section 7.3(a). Notwithstanding the foregoing, the Sellers expressly agree and acknowledge that the right of indemnification granted herein to the Purchaser shall not be deemed to be the exclusive remedy available to the Purchaser for any of the matters described in this Section 7.3(a).

         (b) The Purchaser shall indemnify and hold harmless the Sellers against and from any Losses insofar as the Losses (or actions in respect thereof) arise out of or are based upon the falsity or incorrectness as of the Closing Date of any representation or warranty of the Purchaser contained in or made pursuant to this Agreement or any of the Ancillary Agreements. The Purchaser shall also pay all reasonable attorneys' and accountants' fees and costs and court costs incurred by the Sellers in enforcing the indemnification provided for in this
Section 7.3(b). Notwithstanding the foregoing, the Purchaser expressly agrees and acknowledges that the right of indemnification granted herein to the Sellers shall not be deemed to be the exclusive remedy available to the Sellers for any of the matters described in this Section 7.3(b).

         7.4. Assignment. Neither party may assign any of its rights, title, interest, remedies, powers and duties hereunder without prior written consent of the other parties hereto. However, the


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



Sellers hereby consent to the Purchaser's assignments, at any time or times, of any of the Purchaser's rights, title, interests, remedies, powers and duties hereunder, whether evidenced by a writing or not, to any of the Affiliates of the Purchaser that are Subsidiaries of Conseco, Inc. The Sellers agree that they will use their best efforts to assist and cooperate with the Purchaser in any manner reasonably requested by the Purchaser to effect such assignments.

         7.5. Remedies. The Purchaser's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which the Purchaser may have under any other agreement, including without limitation, the Ancillary Agreements, by operation of law or otherwise.

         7.6. Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or the Ancillary Agreements.

         7.7. Arbitration. If a dispute arises as to interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by the Sellers, one by the Purchaser and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in Carmel, Indiana. The decision of a majority of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

         7.8. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         7.9. Parties. This Agreement and the other Ancillary Agreements shall be binding upon, and inure to the benefit of, the successors of the Sellers, and the successors and assigns of the Purchaser.

         7.10. Conflict of Terms. Except as otherwise provided in this Agreement or any of the Ancillary Agreements by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the Ancillary Agreements, the provision contained in this Agreement shall govern and control.

         7.11. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY OF THE ANCILLARY AGREEMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF INDIANA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE PURCHASER AND THE SELLERS AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE FEDERAL OR STATE COURTS IN THE COUNTY OF MARION, STATE OF INDIANA. SERVICE OF PROCESS ON THE SELLERS OR THE PURCHASER IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION 7.9 HEREOF. NOTHING HEREIN SHALL PRECLUDE THE PURCHASER OR THE SELLERS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

         7.12. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answer back, addressed as follows:

         (a)  If to the Purchaser at:

                           11825 North Pennsylvania Street
                           Carmel, Indiana 46032

                           Attention: John J. Sabl
                           Facsimile: (317) 817-6327

         (b)  If to the Sellers at:

                           Mr. Russell E. Algood
                           2800 South Olcott Boulevard
                           Bloomington, Indiana 47401

                           Mr. Malvin L. Algood
                           3810 Easy Street
                           Bloomington, Indiana 47404

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or upon receipt if the same shall have been telecopied and confirmed by telecopy answer back or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         7.13. Survival. The representations and warranties of the Sellers in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the Closing.

         7.14. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         7.15. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.



                                                  CIHC, INCORPORATED
                                                    As the Purchaser



                                                  By:/s/ WILLIAM T. DEVANNEY
                                                     ---------------------------
                                                     William T. Devanney, Senior
                                                        Vice President


                                                  /s/MALVIN L. ALGOOD
                                                  ------------------------------
                                                  Malvin L. Algood


                                                  /s/RUSSELL E. ALGOOD
                                                  ------------------------------
                                                  Russell E. Algood


                                                  /s/JOHN G. ALGOOD
                                                  ------------------------------
                                                  John G. Algood


                                                  /s/JANET ALGOOD
                                                  ------------------------------
                                                  Janet Algood


                                                  /s/SHIRLEY COOK
                                                  ------------------------------
                                                  Shirley Cook


                                                  /s/STEVEN H. COOK
                                                  ------------------------------
                                                  Steven H. Cook


                                                  JEFFERY J. ALGOOD IRREVOCABLE
                                                    TRUST


                                                  By:/s/JOHN G. ALGOOD
                                                  ------------------------------
                                                     John G. Algood, Trustee

                                                  By:/s/SHIRLEY COOK
                                                  ------------------------------
                                                     Shirley Cook, Trustee

                                                  DAVID R. ALGOOD IRREVOCABLE
                                                    TRUST

                                                  By:/s/JOHN G. ALGOOD
                                                  ------------------------------
                                                     John G. Algood, Trustee

                                                  By:/s/SHIRLEY COOK
                                                  ------------------------------
                                                     Shirley Cook, Trustee

                                                  STUART R. ALGOOD IRREVOCABLE
                                                    TRUST

                                                  By:/s/JOHN G. ALGOOD
                                                  ------------------------------
                                                     John G. Algood, Trustee

                                                  By:/s/SHIRLEY COOK
                                                  ------------------------------
                                                     Shirley Cook, Trustee